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                                                                    EXHIBIT 10.9




                      ADVANCED SYSTEMS INTERNATIONAL, INC.
                                       AND
                          AUTOMATIC TIME SYSTEMS CORP.
                         25300 Telegraph Road, Suite 455
                              Southfield, MI 48034



                                February 4, 1999



Mr. Gregory J. Farbolin                                      Via Federal Express
1905 Canadair Court
Daytona Beach, Florida  32124

Dear Greg:

         I am very happy that you have joined our Board, effective January 13, 1999. Enclosed are three copies of a booklet containing your stock option grant under the Adsys Directors Stock Option Plan and a copy of the Plan itself. Please sign all three where indicated, and return two copies to me for the Company's records. The third is, of course, for your files.

         I am also pleased to confirm your engagement by Adsys' operating subsidiary, Automatic Time Systems Corp., as a consultant to assist our management team on an "as requested - as needed" basis subject to our mutually agreeable arrangements. You will consult with our management team as to general and specific information relating to marketing our products, gathering and analyzing market and competitive data, and locating, introducing and referring ATSC in respect of sales and partnering opportunities.

         Because these consulting services are in addition to, and over and above, your service as a member of the board of the directors of Adsys, ATSC will, itself, directly compensate you for these services. For the first ninety
(90) days of your engagement as consultant (effective as of a date you and I will mutually designate), ATSC will pay you a consulting fee of $5,000 per month, payable at the end of each month. Prior to the conclusion of the initial ninety (90) day period, you and I will review the level and extent of services you have been called upon to provide during that period, and we will mutually agree to an adjustment to the consulting fee as we both deem appropriate. As each ninety (90) day period ends, you and I will again meet to determine appropriate adjustments (if any) to your compensation. Of course, either one of us may terminate this consulting arrangement as of the end of any ninety (90) day period, on ten (10) days written notice.
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         If this letter accurately states our understanding, please countersign one copy where indicated below and return it to me.


                                Very truly yours,

                      ADVANCED SYSTEMS INTERNATIONAL, INC.
                                       and
                          AUTOMATIC TIME SYSTEMS CORP.



                     Gerald A. Pesut, Chairman and President


Accepted and Agreed:



------------------------
Gregory J. Farbolin

Dated:               , 1999
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